[DESCRIPTION] EXHIBIT 10(g)

               AMENDMENT NO. 1
              (MARCH 25, 1997)
                    TO
       FAHNESTOCK VINER HOLDINGS INC.
        1996 EQUITY INCENTIVE PLAN
          AMENDED AND RESTATED
         AS AT JANUARY 7, 1997

Effective March 25, 1997, the Fahnestock Viner Holdings Inc.
1996 Equity Incentive Plan (Amended and Restated as at January
7, 1997) be further amended by adding the following subsection to Section 3 of the Plan:

"(e)	The Corporation shall, in granting options to purchase, or
in issuing Class A Shares, to any Senior Officer under the Plan, assure that the aggregate of the number of Class A
Shares issuable under options held by such Senior Officers and issued to such Senior Officer in any 60 month period not exceed 500,000 Class A Shares (subject to adjustment pursuant to Section 15). For the purposes of this subsection (e) "Senior Officer" shall mean the chief executive officer of the Corporation and the four other most highly compensated executive officers of the Corporation and its subsidiaries for the purposes of reporting executive compensation in the Corporation's annual report on Form 10-K."

The foregoing amendment was approved by the Board of Directors of the Corporation on March 25, 1997, and by resolution passed by the holders of Class B voting shares of the Corporation at the Annual and Special Meeting of Shareholders of the Corporation held on June 2, 1997.

" A.W. Oughtred"

A.Winn Oughtred, Secretary
Fahnestock Viner Holdings Inc.